Exhibit (d)(7)

AMENDMENT NO. 1
TO
SCHEDULE 1
OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) dated December 6, 2019 to SCHEDULE 1 to the Sub-Advisory Agreement (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED (the “Sub-Adviser”) effective May 30, 2019, amends the list of Trusts and Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

Delaware Group® Equity Funds IV
Delaware Equity Income Fund
Delaware Global Equity Fund
Delaware Growth Equity Fund
Delaware Growth and Income Fund
Delaware Healthcare Fund
Delaware International Fund
Delaware Opportunity Fund
Delaware Special Situations Fund
Delaware Small Cap Growth Fund
Delaware Smid Cap Growth Fund
Delaware Total Return Fund

Delaware Group® Adviser Funds
Delaware Global Real Estate Opportunities Fund
Delaware U.S. Growth Fund

Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund

Delaware Pooled® Trust
Macquarie Emerging Markets Portfolio
(formerly, The Emerging Markets Portfolio)
Macquarie Emerging Markets Portfolio II
(formerly, The Emerging Markets Portfolio II)
Macquarie Labor Select International Equity Portfolio
(formerly, The Labor Select International Equity Portfolio)
Macquarie Large Cap Value Portfolio*
(formerly, The Large-Cap Value Equity Portfolio)
Delaware Global Listed Real Assets Fund
(formerly known as The Real Estate Investment Trust Portfolio)

Delaware Group® Equity Funds II
Delaware Value® Fund

Delaware Group® Equity Funds V
Delaware Small Cap Core Fund
Delaware Small Cap Value Fund
Delaware Wealth Builder Fund

Delaware Group® Global & International Funds
Delaware Emerging Markets Fund
Delaware Global Value Fund
Delaware International Small Cap Fund
Delaware International Value Equity Fund

Delaware Group® Foundation Funds
Delaware Strategic Allocation Fund
(formerly the Delaware Foundation® Moderate Allocation Fund)

Delaware VIP® Trust
Delaware VIP® Emerging Markets Series
Delaware VIP® International Value Equity Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Smid Cap Core Series
(formerly, Delaware VIP® Smid Cap Growth Series)
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series
Delaware VIP Real Estate Trust Fund

Voyageur Mutual Funds III
Delaware Select Growth Fund

CLOSED END FUNDS
Delaware Enhanced Global Dividend and Income Fund
Delaware Investments Dividend and Income Fund, Inc.

Except as provided herein, the terms and conditions (including defined terms) contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be signed by their authorized officers effective as of May 30, 2019.

DELAWARE MANAGEMENT COMPANY, a
series of Macquarie Investment
Management Business Trust

By: /s/ Roger Early
Name: Roger Early
Title: Executive Vice President

EXECUTED by MACQUARIE	)
INVESTMENT MANAGEMENT	)
GLOBAL LIMITED	)
)
	)	7 January 2020
	)	Date
/s/ Benjamin Leung
Signature of attorney
/s/ Lucy Barrett
Signature of attorney
Benjamin Leung
Name of attorney
Lucy Barrett
Name of attorney

Agreed to and accepted as of the day and year first above written:

On behalf of each Fund identified
herein.

By /s/ Daniel V. Geatens
Name: Daniel V. Geatens
Title: Vice President